EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pan Global, Corp (the “Company”) on Form 10-Q for the period ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tang Siu Fung, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 17, 2023	By:	/s/ Tang Siu Fung
Tang Siu Fung
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)